CERTIFICATIONS, INCLUDING THOSE
             PURSUANT TO 18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Diasense, Inc. (the "Company")
Quarterly Report on Form 10-Q for the quarter ending
December 31, 2002 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Stan
Cottrell, Chief Executive Officer and Chief Financial
Officer of the Company, certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1). The Report fully complies with the
          requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In addition, I certify as follows:

     1.   I have reviewed this Report.

     2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, and is not misleading with respect to the period covered in this Report.

     3. Based on my knowledge, the financial statements, and other financial information included in this Report fairly present, in all material respects, the financial condition, the results of operations, and cash flows of the Company as of and for the periods presented in this Report.

     4. I act as the Company's certifying officer and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Securities
Exchange Act of 1934, Rules 13a-14 and 15d-14) for the
Company, and have:

     a. designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

     b. evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the
     "Evaluation Date"); and believe they are effective.


5. I act as the Company's only certifying officer, and I have disclosed, based on my most recent evaluation, to the Company's auditors and the Company's Board of Directors:

     a. Any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, and have identified for the Company's auditors any material weaknesses in internal controls; and

     b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

6. There were no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.




Date:     February 14, 2002                  /s/ Stan Cottrell
                                                 Stan Cottrell
                                                 Chief Executive Officer
                                                 Chief Financial Officer